                                                EXHIBIT 21

                                             SUBSIDIARIES OF
                                        THE FIRST BANCSHARES, INC.

                                The First, A National Banking Association
                                (A National chartered banking corporation)

                                  The First Bancshares Statutory Trust 2
                                        (Delaware statutory trust)

                                  The First Bancshares Statutory Trust 3
                                        (Delaware statutory trust)